UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2011

EMTEC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road
Springfield, New Jersey 07081
(Address of principal executive offices)

(973) 376-4242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement.

On July 22, 2011, Emtec, Inc. (the “Company”) entered into an employment agreement with Mr. Dinesh Desai (the “Agreement”).  The term of the Agreement commenced on July 22, 2011 and expires on August 31, 2013 (unless terminated earlier).  Beginning on August 31, 2013 and each two year anniversary thereof, the term of the Agreement will automatically renew for an additional two years, unless terminated earlier or unless either party provides the other with at least 90 days advance written notice of non-renewal.

Pursuant to the Agreement, Mr. Desai will serve as the Chief Executive Officer of the Company and will report directly to the Company’s board of directors (the “Board”) or its designee.  Mr. Desai’s base salary will continue at its current rate of $450,000 per annum and will be increased to $475,000 per annum commencing July 22, 2012.  Thereafter, Mr. Desai’s base salary will be subject to increase at the discretion of the Board.  During the term of the Agreement, Mr. Desai will be eligible to participate in the Company’s executive bonus plans and shall have a target bonus opportunity of 100% of base salary.

Under the terms of the Agreement, in the event that Mr. Desai’s employment is terminated without “cause” (including a termination in connection with the Company’s failure to renew the Agreement) or for “good reason,” in either case, not within two years following a “change in control,” Mr. Desai will be entitled to receive the following payments and benefits:  (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) continued base salary for a period of 12 months; (iii) continued COBRA coverage (less the amount that an active employee would be required to pay for such coverage) for up to 18 months, but not beyond the date on which Mr. Desai is eligible for comparable coverage under another employer-provided plan; and (iv) all unvested restricted stock awards granted to Mr. Desai in respect of an annual bonus award will become fully vested.  In the event that Mr. Desai’s employment is terminated without “cause” (including a termination in connection with the Company’s failure to renew the Agreement) or for “good reason,” in either case, within two years following a “change in control,” Mr. Desai will be entitled to receive the following payments and benefits:  (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) a lump sum payment equal to two times the sum of Mr. Desai’s base salary and target bonus opportunity (such amount will be paid in equal bi-monthly installments over the 12 month period following Mr. Desai’s termination of employment if required under the Internal Revenue Code); (iii) continued COBRA coverage (less the amount that an active employee would be required to pay for such coverage) for up to 18 months, but not beyond the date on which Mr. Desai is eligible for comparable coverage under another employer-provided plan; and (iv) all unvested restricted stock awards granted to Mr. Desai in respect of an annual bonus award will become fully vested.  In addition, in the event that Mr. Desai’s employment is terminated due to death or “disability,” Mr. Desai (or his estate or personal representative, as applicable) will be entitled to receive the following payments and benefits:   (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) solely in the event of a termination due to disability, continued COBRA coverage (less the amount that an active employee would be required to pay for such coverage) for up to 12 months, but not beyond the date on which Mr. Desai is eligible for comparable coverage under another employer-provided plan; and (iii) all unvested restricted stock awards granted to Mr. Desai in respect of an annual bonus award will become fully vested.  The terms “cause,” “change in control,” “disability” and “good reason” have the meanings set forth in the Agreement, which is attached hereto as Exhibit 10.1.

Mr. Desai’s receipt of the severance benefits described above (other than in the case of death or disability) is conditioned on his execution and non-revocation of a release of claims.  In addition, the Company’s obligation to pay any severance benefits to Mr. Desai will immediately cease upon his breach of any of the restrictive covenants set forth in his Agreement.  These covenants generally restrict Mr. Desai from (i) competing against the Company during employment and for two years thereafter; (ii) soliciting the Company’s employees, consultants, suppliers and customers during employment and for two years thereafter; (iii) making disparaging statements about the Company and its subsidiaries and their respective officers and directors; and (iv) disclosing the Company’s confidential information.

Restricted Stock Award

On July 22, 2011, the Company granted Mr. Desai a restricted stock award under the Company’s 2006 Stock-Based Incentive Compensation Plan (the “Plan”) covering 500,000 shares of the Company’s common stock, par value $0.01 per share (the “Award”).  Subject to Mr. Desai’s continued employment with the Company from the grant date through the applicable vesting date, 166,667 shares subject to the Award will become vested on each of July 22, 2012 and July 22, 2013 and 166,666 shares subject to the Award will become vested on July 22, 2014; provided, however, that if a “triggering event” has not occurred as of a scheduled vesting date, the portion of the Award otherwise scheduled to vest on such date shall not become vested until a “triggering event” has occurred; provided further, that if a “triggering event” has not occurred by August 31, 2015, the entire Award will be forfeited.  For purposes of the Award, a “triggering event” means the first to occur of (i) the completion of a round of outside institutional investment (excluding senior debt or a senior line of credit)  of not less than $10 million on or before July 1, 2012, a portion of which is used to pay down the Company’s senior debt and (ii) the last day of the first fiscal year, beginning with the fiscal year ending August 31, 2011, in which both (a) the Company’s gross profit percentage from its services business equals or exceeds 50% and (b) the Company’s gross profit from its services business exceeds the Company’s gross profit from its products business.

In addition to the general vesting schedule provided above, the Award will become fully vested upon the occurrence of (i) a “change in control,” (ii) a firm commitment underwritten public offering of the Company’s equity securities that results in either public float of not less than $75,000,000 or the listing of the Company’s equity securities on a national securities exchange or (iii) the date on which the aggregate amount of cash dividends paid on the Company’s common stock, par value $0.01 per share (“Common Stock”), on and after July 22, 2011 equals or exceeds $2.50.  The term “change in control” has the meaning set forth in the Award, which is attached hereto as Exhibit 10.2.

In the event that Mr. Desai’s employment terminates for any reason, the unvested portion of the Award will be forfeited.

Mr. Desai has all of the rights of a holder of Common Stock with respect to the Award, including the right to vote and receive dividends; provided, however, that any dividends payable with respect to the unvested portion of the Award will be subject to the same restrictions as the portion of the Award to which it relates (with any such cash dividends to be held by the Company in its general assets until vesting occurs).  In addition, during any period in which the Award is unvested, such unvested portion of the Award may not be pledged, encumbered, sold, assigned or transferred, other than by will or the laws of descent and distribution.  To the extent that the Compensation Committee of the Board determines that the Company has a sufficient cash reserve, Mr. Desai may direct the Company to withhold shares of Common Stock underlying the Award that would otherwise be released upon the vesting of the Award to satisfy his tax withholding obligations in connection with the Award.

The above is a brief summary of the Agreement and the Award and does not purport to be complete.  A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and a copy of the Award is filed as Exhibit 10.2 to this Current Report on Form 8-K.  The content of each such Exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1 10.2	Employment Agreement between the Company and Dinesh Desai, dated as of July 22, 2011 Restricted Stock Award Agreement between the Company and Dinesh Desai, dated as of July 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2011
EMTEC, INC.

	By:	/s/ Gregory P. Chandler
	Name:	Gregory P. Chandler
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1 10.2	Employment Agreement between the Company and Dinesh Desai, dated as of July 22, 2011 Restricted Stock Award Agreement between the Company and Dinesh Desai, dated as of July 22, 2011

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